UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2022

Descrypto Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24520	04-3021770
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 514-0936

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

Between March 22, 2022 and May 5, 2022, Descrypto Holdings, Inc. (the “Company”) issued an aggregate of 1,481,867 shares of restricted common stock. Of this amount, the Company (i) sold an aggregate of 1,222,450 shares of restricted common stock to 11 accredited investors at a purchase price of $0.40 per share, for a total purchase price of $488,980, and (ii) issued 259,417 shares of restricted common stock to a former officer and director of the Company, as compensation for prior services. After giving effect to these issuances, the Company has 25,657,504 shares of common stock outstanding.

The securities issuances described herein were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Regulation D and Section 4(a)(2), as applicable under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Descrypto Holdings, Inc.

Date: May 5, 2022	/s/ Laura Anthony
Laura Anthony
President